UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia	30005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

The purpose of this Amendment No. 1 to Current Report on Form 8-K is to correct an error contained in the first paragraph of Item 1.01 of the Current Report on Form 8-K filed by Alimera Sciences, Inc. (the “Company”) on May 17, 2011 (the “Prior Report”). In the first paragraph of Item 1.01 of the Prior Report, the Company’s working capital line of credit was erroneously described as a $25.0 million working capital line of credit. The Company’s working capital line of credit should have been described as a $20.0 million working capital line of credit. The Prior Report is hereby amended solely to delete the reference to “$25.0 million” in the first sentence of Item 1.01 and replace it with “$20.0 million”. Except as set forth in the preceding sentence, the Prior Report is not amended in any other respect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.
By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer

Dated: July 20, 2011